Exhibit 10.2

AMENDMENT NO. 2 TO AGREEMENT FOR THE
PURCHASE AND SALE OF
SERVICING RIGHTS

This AMENDMENT NO. 2 TO THE AGREEMENT FOR THE PURCHASE AND SALE OF SERVICING RIGHTS (this “Amendment No. 2”), dated as of March 11, 2020 by and between New Residential Mortgage LLC, as Purchaser (the “Purchaser”), PHH Mortgage Corporation, as Seller (the “Seller”), and, solely for purposes of Sections 6.1, 6.9 and 6.15 and Articles I, X and XI of the Agreement (as defined below), PHH Corporation, as Seller Parent (the “Seller Parent” and together with Seller and Purchaser, the “Parties”).
RECITALS
WHEREAS, the Parties previously entered into that certain Agreement for the Purchase and Sale of Servicing Rights, dated as of December 28, 2016 (as amended, the “Agreement”) whereby from time to time the Seller has sold, transferred and assigned and the Purchaser has purchased and assumed all right, title and interest in and to certain Servicing Rights (the “Previous Servicing Rights Sales”);
WHEREAS, the Purchaser, as the Servicing Rights Owner, and the Seller, as the Subservicer, previously entered into that certain Amended and Restated Flow Mortgage Loan Subservicing Agreement dated as of March 29, 2019 (the “Subservicing Agreement”) pursuant to which the related Servicing Rights sold by Seller to Purchaser under the Agreement were and are subserviced by the Seller;
WHEREAS, pursuant to the terms of the Agreement, the consummation of the sale of any Servicing Rights as of any Sale Date was made conditioned on the satisfaction of certain Conditions Precedent Provisions set forth in Articles VII and VIII therein; and the receipt of certain consents required by the Consent Conditions set forth in Sections 7.3 and 8.3 therein;
WHEREAS, with respect to each Closing which has occurred on each Sale Date from the date of the Agreement through and including the date hereof, all such Conditions Precedent Provisions and Consent Conditions have been satisfied;
WHEREAS, the Parties have agreed that no further sales of Servicing Rights shall occur under the Agreement and wish to document such agreement as set forth herein; and
WHEREAS, the Parties have agreed that any capitalized terms used herein shall have the meanings ascribed to them in the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	(a) Amendment to Article II. Article II of the Agreement is hereby amended to add a new Section 2.4 as set forth immediately below:

“Section 2.4 No Further Sales. Beginning on and after July 1, 2019, the parties agree that no further Servicing Rights owned by Seller shall be sold to Purchaser pursuant to this Agreement and Purchaser shall in no event be deemed to have any right, title or interest with respect to the Servicing Rights currently owned by Seller and not previously sold to Purchaser under the terms set forth herein and no such unsold Servicing Rights shall be subject to the terms of this Agreement. With respect to any Servicing Right previously sold hereunder by Seller to Purchaser, the terms of this Agreement shall survive in accordance with the terms set forth herein.”

(b) Deletion of Section 6.9. For purposes of this Amendment No. 2, Section 6.9 of the Agreement is hereby deleted in its entirety.

2.
No Termination; Continued Subservicing. The Parties hereby agree and acknowledge that the terms of this Amendment No. 2, including without limitation the terms of new Section 2.4 set forth above, shall not be deemed to create or trigger a termination of the Agreement as contemplated by Article X of the Agreement. With respect to the Previous Servicing Rights Sales, all such Mortgage Loans subject to Previous Servicing Rights Sales shall continue to be serviced by the Subservicer in accordance with the Subservicing Agreement and the Parties acknowledge and agree that in connection therewith all Condition Precedent Provisions have been satisfied and Seller shall have no further obligation to obtain any consents including without limitation any Required Consents or pay any new Required Consent Fees incurred on or after the date hereof.

3.
Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment No. 2 need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

4.
Counterparts. This Amendment No. 2 may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or .pdf shall be deemed to have the same effectiveness as if they are original signatures for all purposes.

5.	Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

6.
Governing Law. This Amendment No. 2 shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 and/or 5-1402 of the New York General Obligations Law which shall govern).

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned Parties to this Amendment No. 2 has caused this Amendment No. 2 to be duly executed in its name by one of its duly authorized officers on the date first set forth above.

NEW RESIDENTIAL MORTGAGE LLC

By: __/s/ Nick Santoro______________________
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Operating Officer

PHH MORTGAGE CORPORATION

By: __/s/ John V. Britti_______________________________
Name: John V. Britti
Title: Executive Vice President and Chief Investment Officer

Solely for purposes of Sections 6.1, 6.9 and 6.15 and Articles I, X and XI:

PHH CORPORATION

By: __/s/ John V. Britti______________________________
Name: John V. Britti
Title: President and Chief Executive Officer

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